UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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Definitive Proxy Statement

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Soliciting Material Pursuant to § 240.14a-12

EASTERN VIRGINIA BANKSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EASTERN VIRGINIA BANKSHARES, INC.

P. O. Box 1455

330 Hospital Road

Tappahannock, Virginia 22560

April 20, 2009

Dear Shareholder:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of Eastern Virginia Bankshares, Inc. to be held on Thursday, May 21, 2009 at 4:00 p.m. at the Indian Creek Yacht & Country Club, 362 Club Drive, Kilmarnock, Virginia.

At the Annual Meeting, you will be asked to elect ten (10) directors for terms of one year each, to approve an advisory (non-binding) proposal to approve the compensation of executive officers, and to approve a Bylaws amendment that will establish a range in the number of board members. Enclosed with this letter is a formal notice of the Annual Meeting, a Proxy Statement and a form of proxy.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please complete, sign, date and return the enclosed proxy promptly using the enclosed postage-paid envelope. The enclosed proxy, when returned properly executed, will be voted in the manner directed in the proxy.

We hope you will accept our invitation to join us for a reception and opportunity to meet your management team immediately following the Annual Meeting.

Sincerely,

/s/ Joe A. Shearin

Joe A. Shearin
President and Chief Executive Officer

EASTERN VIRGINIA BANKSHARES, INC.

P. O. Box 1455

330 Hospital Road

Tappahannock, Virginia 22560

___________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

___________________

The Annual Meeting of Shareholders (the “Annual Meeting”) of Eastern Virginia Bankshares, Inc. (the “Company”) will be held on Thursday, May 21, 2009, at 4:00 p.m. at the Indian Creek Yacht & Country Club, 362 Club Drive, Kilmarnock, Virginia, for the following purposes:

1.	To elect ten (10) directors to serve for terms of one year each expiring at the 2010 annual meeting of shareholders;

2.	To approve an advisory (non-binding) proposal to approve the compensation of executive officers;

3.	To approve an amendment to the Company’s Bylaws that would establish a range for the number of directors;

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only holders of shares of Common Stock of record at the close of business on April 6, 2009, the record date fixed by the Board of Directors of the Company, are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

/s/ Patricia Gallagher

Patricia Gallagher

Corporate Secretary

April 20, 2009

IMPORTANT NOTICE:

Please complete, sign, date, and return the enclosed proxy in the accompanying postage paid envelope whether or not you plan to attend the Annual Meeting. Shareholders attending the meeting may withdraw their proxy and vote their shares on all matters that are considered.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 21, 2009

The proxy statement and the Company’s 2008 annual report on Form 10-K are available at http://www.cfpproxy.com/5612.

EASTERN VIRGINIA BANKSHARES, INC.

P. O. Box 1455

330 Hospital Road

Tappahannock, Virginia 22560

PROXY STATEMENT

2009 ANNUAL MEETING OF SHAREHOLDERS

May 21, 2009

This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Eastern Virginia Bankshares, Inc. (the “Company”, “we”, “us” or “our”) to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 21, 2009, at 4:00 p.m. at the Indian Creek Yacht & Country Club, 362 Club Drive, Kilmarnock, Virginia and any duly reconvened meeting after adjournment thereof.

GENERAL INFORMATION

Revocation and Voting of Proxies

Any shareholder who executes a proxy has the power to revoke it at any time by written notice to the Secretary of the Company, by executing a proxy dated as of a later date or by voting in person at the Annual Meeting. It is expected that this Proxy Statement and the enclosed proxy card will be mailed on or about April 20, 2009 to all shareholders entitled to vote at the Annual Meeting.

Voting Rights of Shareholders

On April 6, 2009, the record date for determining those shareholders entitled to notice of and to vote at the Annual Meeting, there were 5,924,629 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters to be acted upon at the Annual Meeting. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Only shareholders of record at the close of business on April 6, 2009 are entitled to notice and to vote at the Annual Meeting or any adjournment thereof.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of or against the relevant item.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters put to shareholders without instructions from the beneficial owner. “Broker shares” that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting.  Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted as voting in favor of or against the particular matter.

The Board of Directors is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the persons named in the enclosed proxy card possess discretionary authority to vote in accordance with their best judgment with respect to such other matters.

Solicitation of Proxies

The cost of soliciting proxies for the Annual Meeting will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mails, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of shares of Common Stock.

PROPOSAL ONE

ELECTION OF DIRECTORS

Ten directors will be elected at the Annual Meeting. The individuals listed below are nominated by the Nominating Committee of the Board of Directors for election at the Annual Meeting. Joe A. Shearin, President and Chief Executive Officer of the Company, is a nominee as provided in his employment agreement with us.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. If the proxy is executed in such manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the ten nominees named below. If the proxy indicates that the shareholder wishes to withhold a vote from one or more nominees for director, such instructions will be followed by the persons named in the proxy.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve. If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. No family relationships exist among any of the directors or between any of the directors and executive officers of the Company.

The following biographical information discloses each nominee’s age and business experience in the past five years and the year each individual was first elected to the Board of Directors. The Company is the holding company for EVB, our subsidiary bank. Any references in this proxy to EVB are to our subsidiary bank.

Nominees for Election Whose Terms Expire in 2010

Name, Age and Title	Director of the Company Since	Previous Five-Years Business Experience

W. Rand Cook (55)...............	1997	Mr. Cook has served as the chairman of our board of
Chairman of our board of		directors since 2001 and as Chairman of EVB since 2002.
directors and EVB		Mr. Cook is a partner in the law firm of McCaul, Martin,
Evans and Cook, P.C. in Mechancisville, VA where he has
been an attorney since 1985.

F. L. Garrett III (69)...............	1997	Mr. Garrett has served as vice chairman of our board since
Vice chairman of our board of		1997 and as vice chairman of EVB since 2002. Mr. Garrett
directors and EVB		is a realtor with Long & Foster in Essex County, VA and
the owner of Harborside Storage, a boat storage company
in Bowlers Wharf, VA.

Ira C.Harris Ph.D./CPA (48)......	2004	Mr. Harris has been a member of the faculty of the McIntire
Director of our Company and		School of Commerce at the University of Virginia since
EVB		2003. Mr. Harris has also been the operator of Store-Tel
Storage in Tappahannock, Virginia somce 2003. Prior to
joining the faculty at the University of Virginia, Mr. Harris had been an assistant professor at the University of Notre
Dame from 1998 through 2003.

F. Warren Haynie (70)............	1997	Mr. Haynie has served as a director of EVB or a predecessor
Director of our Company and		bank since 1987. He has been a sole practicing attorney
EVB		in Lottsburg, VA since 1971.

William L. Lewis (58)..............	1997	Mr. Lewis has served on the EVB Board or a predecessor
Director of our Company and		bank since 1989. He also serves on the board of EVB
EVB		Investments, Inc. He is the principal in the law firm of
		William L. Lewis, PC in Tappahannock, VA where he has
		practiced law since 1989.

Charles R. Revere (70)............	2002	Mr. Revere has served as a director of EVB or a
Director of our Company and		predecessor bank since 1988. Mr. Revere has
EVB		been the president and chief executive officer of Revere Gas
		and Appliance, a distributor of propane gas in Hartfield,
		VA since 1980. Mr. Revere has also been president
		and chief executive officer of Middlesex Bottled Gas, a
		distributor of propane gas in Hartfield, VA since 1964.

Joe A. Shearin (52)................	2003	Mr. Shearin joined us in 2001 as the president and chief
President and chief executive		executive officer of a predecessor bank. He became the
officer and director of our		president and chief executive officer of the Company in 2002.
Company and EVB		Prior to joining us, Mr. Shearin served as senior vice president/
		/city executive for BB&T in Petersburg, VA from 1997 to 2001.

Howard R. Straughan, Jr. (79)....	2001	Mr. Straughan is a retired banker. Mr. Straughan has served
Director of our Company and		as a director of EVB or a predecessor bank since 1994.
EVB

Leslie E. Taylor, CPA (60)...............	2000	Mr. Taylor has been a director of EVB or a predecessor
Director of our Company and		bank since 1989. Mr. Taylor is a certified public accountant
EVB		and has been owner and president of Leslie E. Taylor, CPA,
		PC in Tappahannock, Virginina since 1983.

Jay T. Thompson, III (52).........	2000	Mr. Thompson has been a director of EVB or a predecessor
Director of our Company and		bank since 2000. Mr. Thompson has been the owner and
EVB		pharmacist of the Mechanicsville Drug Store in Mechanicsville ,
		VA since 1981.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES FOR ELECTION LISTED ABOVE.

PROPOSAL TWO

NON-BINDING VOTE ON EXECUTIVE COMPENSATION

On February 17, 2009, President Obama signed the American Recovery and Reinvestment Act of 2009 (the “ARRA”) into law. The ARRA includes a provision, commonly referred to as “Say-on-Pay,” that requires any recipient of funds in the Troubled Assets Relief Program (the “TARP”) to permit a separate shareholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

In order to comply with ARRA as a recipient of TARP funds, the Board of Directors of the Company is providing you the opportunity, as a shareholder, to endorse or not endorse our executive pay programs and policies through the following resolution:

“RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in this proxy statement pursuant to the rules of the Securities and Exchange Commission.”

Non-binding approval of the Company’s executive compensation program would require that a majority of the shares present or represented at the annual meeting vote in favor of the proposal. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the Company’s executive compensation program as disclosed in this proxy statement is approved.

Because your vote is advisory, it will not be binding upon the Board of Directors, overrule any decision made by the Board of Directors or create or imply any additional fiduciary duty by the Board of Directors. The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL TWO– NON-BINDING VOTE ON EXECUTIVE COMPENSATION

PROPOSAL THREE

AMENDMENT OF OUR BYLAWS

TO CREATE VARIABLE RANGE FOR SIZE OF BOARD

General

Our Amended and Restated Articles of Incorporation provide that the number of directors of the Company shall be fixed from time to time by or pursuant to our Bylaws. Section 2.2 of our Bylaws, as amended to date, fixes the number of directors at ten (10).

We are asking our shareholders to approve a change in our Bylaws to establish a variable range for the size of the Board of Directors from ten (10) to fourteen (14) persons. If a variable range is established, the Board of Directors or the shareholders may fix or change the number of directors from time to time, within the minimum and maximum. Pursuant to Virginia law, only the shareholders may change from a fixed to a variable-range size board. Therefore, we are asking you to approve a proposal to replace Section 2.2 of the Company’s Bylaws in its entirety with the following text:

Section 2.2.          Number and Qualification. The Board of Directors shall consist of no less than ten (10) nor more than fourteen (14) persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of the majority of the Board of Directors or by resolution of a majority of the shareholders at any meeting thereof. Each Director shall be a resident of the Commonwealth of Virginia. Except for individuals who are directors of the Corporation on March 15, 2007, no one who is seventy-five (75) years of age or older shall be eligible to stand for election to the Board of Directors.

The Board of Directors believes that it is in the Company's best interest to give the Board of Directors flexibility in setting its size in the future. Currently, the Board of Directors has the authority to amend the Bylaws to increase or decrease the number of directors by up to thirty percent without obtaining shareholder approval. The proposed amendment would give the Board of Directors the authority to set the size of the Board of Directors, within the minimum and maximum, without amending the Bylaws.

Required Vote

The affirmative vote of the holders of a majority of votes cast at the Annual Meeting is required for approval of the proposal to amend our Bylaws to establish a variable range for the size of the Board of Directors. Accordingly, abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE BYLAWS TO ESTABLISH A VARIABLE RANGE FOR THE SIZE OF THE BOARD OF DIRECTORS.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

The Board of Directors and its Committees

There were six meetings of the Board of Directors in 2008. Each director attended greater than 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of which the director was a member in 2008.

The Board of Directors has, among others, a standing Executive Committee, Audit/Risk Management Committee, and Nominating and Corporate Governance Committee. Since all employees are employees of the bank, and not the Company, the Compensation Committee is at the bank level.

Executive Committee. The Executive Committee acts for the Board of Directors when the Board is not in session, and consists of W. Rand Cook, F. L. Garrett, III and Howard R. Straughan, Jr. The Executive Committee met twice during the year ended December 31, 2008.

Audit/Risk Management Committee. The Audit/Risk Management Committee acts for the Board to recommend the selection of an independent registered public accounting firm and the internal auditors, to approve the scope of the independent and internal auditors’ audits, to review the reports of examination by both independent and internal auditors and regulatory agencies, and to issue periodic reports to the Board of Directors. The Audit Committee consists entirely of directors who meet the independence requirements of the NASDAQ Stock Market (“NASDAQ”) and the Securities and Exchange Commission (the “SEC”). The Audit Committee is composed of Chairman Leslie E. Taylor, CPA, Ira C. Harris, Ph.D./CPA, F. Warren Haynie, Jr., Charles R. Revere, and Howard R. Straughan, Jr. The Board of Directors has determined that Audit Committee Chairman Leslie E. Taylor, CPA fulfills the applicable standard as an independent audit committee financial expert. The Audit Committee operates under a Charter adopted by the Board that was attached as Exhibit B to the 2007 proxy statement. The Audit Committee met 11 times during 2008. For additional information, see “Audit Committee Report” below.

Compensation Committee. The Compensation Committee of EVB serves as The Company’s compensation committee and consists of Howard R. Straughan, Jr., F. L. Garrett, III, Ira C. Harris, Ph.D./CPA, Eric Johnson and Leslie E. Taylor, all of whom meet the independence requirements of NASDAQ. This committee, chaired by Howard R. Straughan, Jr., recommends the compensation to be paid to the executive officers of the Bank and administers all incentive and stock plans to the benefit of such officers and directors eligible to participate in such plans. The Committee met four times in 2008. The Compensation Committee operates under a Charter adopted by the bank board on November 17, 2007. The Committee Charter is available to any shareholder upon request to the Corporate Secretary at Eastern Virginia Bankshares, Inc. at P. O. Box 1455, 330 Hospital Road, Tappahannock, Virginia 22560 and is available on the Company’s web page at www.evb.org. For additional information, see “Executive Compensation” below.

Nominating/Corporate Governance Committee. The Nominating and Corporate Governance Committee (“the Committee” consists of four independent directors - William L. Lewis, F. L. Garrett, III, Howard R. Straughan, Jr. and Jay T. Thompson, all of whom meet the independence requirements of NASDAQ. The Committee, chaired by William L. Lewis, operates under a Charter adopted by the Board. The Committee Charter is available to any shareholder upon request to the Corporate Secretary at Eastern Virginia Bankshares, Inc. at P. O. Box 1455, 330 Hospital Road, Tappahannock, Virginia 22560 and is available on the Company’s web page at www.evb.org.

The Nominating and Corporate Governance Committee is appointed by the Chairman of the Board to assist the Board in identifying qualified individuals to become directors, recommend to the Board qualified director nominees for election at the annual meeting of Shareholders, recommend a set of Corporate Governance Guidelines, to ensure an appropriate structure and process for management succession, and oversee annual self-evaluations by the Board. The committee considers, at a minimum, the following qualifications in recommending to the board potential new directors, or the continued service of existing directors:

1.

personal characteristics, such as highest personal and professional ethics, integrity and values, an inquiring and independent mind, with a respect for the views of others, ability to work well with others and practical wisdom and mature judgment;

2.	broad policy-making level training and experience in business, government, academia or science to understand business problems and evaluate and formulate solutions;
3.	expertise that is useful to the company and complementary to the background and experience of other directors;
4.	willingness to devote the time necessary to carry out duties and responsibilities of directors and to be an active, objective and constructive participant at meetings of the board and its committees;
5.	commitment to serve on the board over a period of several years to develop knowledge about the company’s principal operations; and
6.	willingness to represent the best interests of all shareholders and objectively appraise management performance.

The Committee will consider shareholder recommendations for candidates to serve on the board of directors. Shareholders entitled to vote for the election of directors may submit candidates for consideration by the committee by providing timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the committee. To be timely for the 2010 annual meeting, the notice must be received within the time frame set forth in “Shareholder Proposals for 2010 Annual Meeting of Shareholders” below. To be in proper form, the notice must include the nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Article II, Section 2.5, of the Company’s bylaws, a copy of which may be provided, without charge, to any shareholder upon written request to the

Corporate Secretary whose address is Eastern Virginia Bankshares, Inc., P. O. Box 1455, 330 Hospital Road, Tappahannock, Virginia 22560. A candidate who fails to meet all state and federal banking regulatory requirements cannot be nominated.

As provided in its Charter, the Nominating and Corporate Governance Committee must submit a report and make recommendations to the Board. In 2008 the Committee utilized an independent third party for board evaluation and paid a fee for that service. The Nominating Committee met three times in 2008.

Independence of the Directors

The Board of Directors has determined that the following 9 individuals of its 10 members are independent as defined by the listing standards of the Nasdaq Stock Market: W. Rand Cook, F. L. Garrett, III, Ira C. Harris, Ph.D./CPA, F. Warren Haynie, Jr., William L. Lewis, Charles R. Revere, Howard R. Straughan, Jr., Leslie E. Taylor, CPA, and Jay T. Thompson, III. In reaching this conclusion, the Board considered that we and our subsidiary bank provide services to, and otherwise conduct business with, companies of which certain members of the Board or members of their immediate families are or were directors or officers.

Consistent with the Nasdaq listing standards, our Corporate Governance Guidelines establish categorical standards under which the Board views the following as impairing a director’s independence:

1.	a director who is, or at any time during the past three years was, our employee, or whose immediate family member is, or at any time during the past three years was, an executive officer;
2.

a director who received, or whose immediate family member received, during the past three years, more than $120,000 per year in direct compensation from us, other than director and committee fees, compensation paid to a family member who is an employee, or benefits under a tax-qualified retirement plan or non-discretionary compensation;

3.

a director who is, or whose immediate family member is, a current partner of our external auditor, or was a partner or employee of our external auditor who worked on our audit at any time during the past three years;

4.

a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our executives serve, or at any time during the past three years have served, on that company’s compensation committee; and

5.

a director who is, or whose immediate family member is, a partner in, or a controlling shareholder or an executive officer of, a company, that makes payments to, or receives payments from, us for property or services in an amount which, during the current or any of the past three fiscal years, exceeds the greater of $200,000 or 5% of the recipient’s gross revenues, other than payments arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs.

None of our non-employee directors, their immediate family members, or employers, are engaged in such relationships with us. The transactions listed below are in addition to the discussion under the heading “Certain Relationships and Related Transactions” which is included later in this Proxy Statement. The Board considered the following transactions between us and certain of our directors or their affiliates to determine whether such director was independent under the above standard:

1.	we obtain some degree of legal services from William L. Lewis, P. C., Attorney at Law, of which Mr. Lewis is the managing partner;
2.	we obtain some degree of legal services from McCaul, Martin, Evans & Cook, P. C., of which Mr. Cook is a partner;
3.	we lease a Mechanicsville office from Thompson Realty, LLC of which an immediate family member of Mr. Thompson is the principal;
4.	we lease the land on which our Hartfield branch office is located from an immediate family member of Mr. Revere;
5.	we purchase bottled gas from Revere Gas, of which Mr. Revere is the President.

Executive Sessions

Non-employee directors meet periodically outside of regularly scheduled Board meetings. W. Rand Cook serves as chairman for executive sessions. The Executive Committee meets only on an as needed basis and met twice in 2008.

Code of Ethics

The Board of Directors has approved a Code of Ethics for all directors, officers and staff of the Company and its subsidiaries. The Code of Ethics is designed to promote honest and ethical conduct, proper disclosure of financial information in the Company’s periodic reports, and compliance with applicable laws, rules, and regulations by the Company’s senior officers who have financial responsibilities. The Code of Ethics is available on the Company’s web page at www.evb.org.

Annual Meeting Attendance

The Company encourages members of the Board of Directors to attend the annual meeting of shareholders. All of the directors attended the 2008 annual meeting.

Communications with Directors

Any director may be contacted by writing to him c/o Eastern Virginia Bankshares, Inc., P.O. Box 1455, 330 Hospital Road, Tappahannock, Virginia 22560. Communications to the non-management directors as a group may be sent to the same address, c/o the Secretary of the Company. The Company promptly forwards, without screening, all such correspondence to the indicated directors.

Director Compensation

Compensation paid to our directors in 2008 and 2007 is disclosed in the table that follows:

Director Compensation - Fiscal Years 2008 and 2007

		2008			2007
		Fees Earned			Fees Earned
		or Paid	Stock		or Paid	Stock
Name	Year	in Cash	Awards	Total	in Cash	Awards	Total
		(1) (2) (3)	(4)		(1) (2) (3)	(4)
W. Rand Cook		$ 19,800	$ 8,000	$ 27,800	$ 22,500	$ 11,000	$ 33,500
F. L. Garrett, III		15,100	8,000	23,100	13,700	11,000	24,700
Ira C. Harris, Ph.D./CPA		14,800	8,000	22,800	15,500	11,000	26,500
F. Warren Haynie		15,900	8,000	23,900	14,000	11,000	25,000
William L. Lewis		11,100	8,000	19,100	10,400	11,000	21,400
Charles R. Revere		14,200	8,000	22,200	11,800	11,000	22,800
Howard R. Straughan, Jr.		15,700	8,000	23,700	15,800	11,000	26,800
Leslie E. Taylor, CPA		15,900	8,000	23,900	15,900	11,000	26,900
Jay T. Thompson, III		10,200	8,000	18,200	10,100	11,000	21,100

(1) Mr. Shearin receives no additional compensation as a member of our board or the bank board. His compensation as an executive is included under the caption “Summary Compensation Table”.

(2) As compensation for service to our Company, each member of the Board of Directors receives $300 for each board meeting attended and $300 for each committee meeting attended. In addition to the meeting fees, Audit/Risk Management Committee members receive a monthly retainer fee of $200 and the Chairman of that Committee receives a monthly retainer fee of $300. Board members who are also officers do not receive any compensation for attending board and committee meetings. Directors do not receive additional compensation for executive sessions held as part of each board meeting. Total director fees paid by the company in 2008 were $60,200.

(3) Each member of our board also is a member of the EVB board. Each member receives $500 for each EVB board meeting attended and $300 for each committee meeting attended. The Chairman of the EVB board, who also serves as our Chairman of the Board, receives an additional $1,000 per month retainer. Directors do not receive additional compensation for executive sessions held as part of each EVB Board meeting. Total directors’ fees paid to our directors, including EVB directors and advisory directors, by EVB were $254,600 in 2008 and $319,800 in 2007.

(4) Each EVB board member receives a retainer fee in the form of a grant of 500 shares of our stock. That grant is based on the June 30 fair market value of our stock each year. In 2008 that fair market value was $16.00 per share, determined as the closing price of our stock on June 30, 2008. The total value of the grant to our directors for EVB board service was $72,000 in 2008 and $99,000 in 2007.

OWNERSHIP OF STOCK

Security Ownership of Certain Beneficial Owners

The following table sets forth as of April 6, 2009 (unless otherwise noted), certain information with respect to the only person known by us to beneficially own more than five percent of outstanding shares of Common Stock.

	Amount
	And Nature Of
	Beneficial	Percent
Name and Address of Beneficial Owner	Ownership	Of Class (1)

Wellington Management Company, LLP (2)	524,871	8.88%
75 State Street
Boston, Massachusetts 02019

(1) Based on 5,911,129 shares of common stock issued and outstanding on April 6, 2009.

(2) According to a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2009, Wellington Management Company, LLP reported that it had shared power to vote 419,047 shares and shared power to dispose of 524,871 shares of our common stock.

Security Ownership of Management

The following table sets forth, as of April 6, 2009, certain information with respect to the beneficial ownership of shares of Common Stock by each of the members of the Board of Directors, all of whom are also director nominees, by each of the current executive officers named in the “Summary Compensation Table” below and by all current directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of a director living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

The business address for our directors and executive officers is 330 Hospital Road, Tappahannock, Virginia 22560.

	Amount and Nature of
Name	Beneficial Ownership (1)		Percent of Class (%) (2)
W. Rand Cook	8,156		*
F. L. Garrett, III	27,200		*
Ira C. Harris	3,902		*
F. Warren Haynie, Jr.	8,950		*
William L. Lewis	23,254		*
Charles R. Revere	7,450		*
Joe A. Shearin	24,360	(4)	*
Howard R. Straughan, Jr.	98,137		1.66%
Leslie E. Taylor	5,386		*
Jay T. Thompson, III	30,157	(3)	*
Ronald L. Blevins	13,713	(5)	*
Joseph H. James, Jr.	8,447	(5)	*
James S. Thomas	4,432	(6)	*
All present executive officers
and directors as a group
(13) persons	263,544		4.45%

(1) Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if that person, directly or indirectly, has or shares the power to direct the voting of the security or the power to dispose or direct the disposition of the security. Accordingly more than one person may be deemed to be a beneficial owner of the same securities. A person is deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the relevant date. Unless otherwise indicated by footnote, the named individuals have the sole voting and investment power with respect to beneficially owned shares of stock.

(2) Based on 5,911,129 shares of Common Stock issued and outstanding on April 6, 2009.

(3) Includes options exercisable for 500 shares, out of the money.

(4) Includes options exercisable for 9,160 shares, out of the money and 4,500 shares of restricted stock.

(5) Includes options exercisable for 4,400 shares, out of the money and 1,800 shares of restricted stock.

(6) Includes options exercisable for 1,000 shares, out of the money and 1,800 shares of restricted stock.

Exercisable options classified as out-of-the money were granted to directors and executive officers as shown in the table below:

Option shares granted to directors and executive officers
		Option Shares	Total
		to Directors	Option
	Fair Market	and Executive	Shares
Date	Value	Officers	Granted
4/1/2002	$16.10	4,695	32,555
9/15/2003	28.60	5,765	31,500
7/1/2004	19.915	9,000	44,575

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the SEC reports of ownership and changes in ownership of Common Stock. Officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during fiscal year 2008, all filing requirements applicable to its officers and directors were satisfied.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction—Below is a discussion of the philosophy, the strategy and the major details of the approach to compensating senior management. The approach has been developed under the direction and oversight of the Compensation Committee of EVB (the “Committee”), which functions as the compensation committee of the Company, with assistance from independent compensation consultants and with input from management.

Our Executive Management is expected to design and execute our business plan that leads to superior returns for shareholders. Following this discussion, you will find tables containing detailed information concerning compensation earned or paid for 2008 and prior years to our “named executive officers”.

•	Joe A. Shearin – President and Chief Executive Officer of the Company and EVB
•	Ronald L. Blevins – Chief Financial Officer of the Company and Executive Vice President/CFO of EVB
•	Joseph H. James, Jr. – Chief Operations Officer of the Company and Senior Executive Vice President/Chief Operating Officer of EVB
•	James S. Thomas – Chief Credit Officer of the Company and Executive Vice President/Chief Credit Officer of EVB

The discussion below is intended to help you understand the information provided in tables that follow and provide context for our overall executive compensation program.

Objective—The primary objective of our executive compensation program is to assure that we have competent and motivated Executive Management to lead the Company. To accomplish this objective, we must provide competitive levels of compensation to attract, retain and reward outstanding executives. The banking industry is very competitive, and excellent leadership is vital to achieving superior returns for our shareholders. To that end, we believe that:

•	Our Executive Management should have compensation opportunities at levels that are competitive with peer institutions.
•	Total compensation should include significant “at risk” components that are linked to annual results, as well as to longer term performance.
•	Stock-based compensation should form a key component of total compensation as a means of aligning the interests of key executives with those of our shareholders.

Discussion of Our Approach—Our general approach is to provide executive compensation consistent with promoting shareholder value. To this end, the Committee designs compensation plans and incentives to link the financial interests of the Company’s executive officers to the interests of shareholders, to support the Company’s long-term goals, to tie compensation to the Company’s performance and to attract, retain and motivate talented leadership. The Committee has retained CT (formerly CapTrust) Executive Compensation Group (“CTEBG”), an independent compensation consultant, to assist it in developing and administering its executive compensation program.

The Compensation Committee operates under a charter adopted by the EVB Board, which outlines its duties and authority, and is guided by an Executive Compensation Philosophy and Strategy statement which provides an overall blueprint for developing and administering executive compensation programs. In addition, for 2009 and subsequent years, as a result of the Company’s sale of preferred shares to the Department of Treasury as discussed later in this section, the Committee and the Company will comply with legal and contractual terms affecting the executive compensation process.

We rely upon the following principles in structuring compensation arrangements for our management team:

1.

Benchmarking—Our stated goal is to provide base salaries, incentive compensation both long-term and short-term and benefits for our executives that are competitive with that offered by comparable Virginia banking institutions. In order to determine competitiveness in the marketplace, we relied in 2008 and plan to rely in 2009 upon an analysis of peer institutions, similar in asset size and corporate structure, prepared by CTEBG. The members of this peer group include:

Access National Corporation
Alliance Bankshares Corporation
American National Bankshares, Inc.
C & F Financial Corporation
Cardinal Financial Corporation
Central Virginia Bankshares, Inc.
Eagle Financial Services, Inc.
Fauquier Bankshares, Inc.
First Community Banchares, Inc.
Middleburg Financial Corporation
National Bankshares, Inc.
Old Point Financial Corporation
Union Bankshares Corporation
Virginia Commerce Bancorp, Inc.

Four institutions included in the peer group previously were removed as a result of their reorganization or merger.

We believe that total compensation for our CEO should approach the 75th percentile because of his continued outstanding leadership in integrating and consolidating our organization, as well as in driving above average performance compared to that of the average of our peer group discussed above. For our management team total compensation should near the 50th percentile of our peer group.

2.

Allocation of Elements of Compensation—We believe that the weighting of elements of total compensation (specifically salary, annual bonus and long term incentives) should vary somewhat within the management group in order to reflect more closely the role of each senior manager and his or her ability to influence performance. (See Matrix in Annual Bonus discussion below.) The weighting of these elements of compensation for our management team currently approximates the weighting of others in our peer group, with salary comprising slightly more than 70%. Over time, we expect to shift the weighting of total compensation more toward variable compensation (annual bonus and long term incentives).

3.

Pay for Performance—To promote shareholder value, we are continuing to focus on performance-based incentives. In 2007, we reviewed and revised our annual bonus program and introduced a long-term incentive program for our management team consistent with this principle.

Elements of Compensation—The Company uses the following elements of compensation and benefits to recruit, retain and reward its key executives:

1.

Salary—A competitive salary for key executives is essential. Furthermore, flexibility to adapt to the particular skills of an individual or the specific needs of the Company is required. Salary adjustments for the year for executive management, other than himself, based on performance of the Company and of the specific individuals, are presented to the Committee by Mr. Shearin, typically in February or March. The Committee reviews the recommendations, makes any further adjustments and approves the changes. Mr. Shearin’s salary is reviewed by the Compensation Committee in executive session and approved. Discussed later in this section are employment agreements between the Company and certain members of Executive Management. Salary levels for 2008 and 2009 were determined by comparison with peer group salaries for comparable executive positions. Performance compared to peer group and the factors discussed in the matrix under Annual Bonus below are considered in decisions to adjust salaries by Mr. Shearin and the Compensation Committee.

Under normal circumstances the Company has a practice of awarding annual merit increases based upon an individual’s personal performance. As a result of unprecedented economic turbulence that affected the industry and Company, Mr. Shearin recommended and the Committee approved suspending the practice of merit increases for 2009.

2.

Annual Bonus (“ADIBP”)—We offer key executives an opportunity to receive an annual bonus of up to 25 percent of salary. At the beginning of the year the maximum amount of bonus for each executive is set by the Committee for the CEO, and by the CEO for other members of Executive Management. The purpose of this plan is to target specific year-over-year results. During 2008, we revised the plan to incorporate the following performance measurements: regulatory compliance, financial reporting, budget compliance, credit quality, asset growth, net income growth and critical factors. The specific weighting of these factors for each executive varies, depending upon his or her responsibilities. For example, Mr. Shearin’s bonus under the ADIBP for 2008 was based 15% on regulatory compliance, 15% on budget compliance, 20% on net income growth, 20% on asset growth, 10% on credit quality and 20% on critical factors (individual goals set by the Committee). For others in executive management, the mix and the weight components varies. At a meeting of the Committee, usually in February, Mr. Shearin proposes the actual bonus amounts for the year ending the preceding December for key executives, other than himself. The Committee reviews the performance metrics based on worksheets prepared by the CEO.

Annual bonus metrics for each of the named executives is provided in the table below:

	Percent Weighting by Position
Metric	CEO	COO	CFO	CCO
Regulatory compliance	15	15	15	15
Financial reporting			20
Budget compliance	15	15	15	10
Credit quality	15	15		25
Asset growth	20	20	20	15
Net income	15	15	15	15
Critical factors	20	20	15	20

Target performance for 2008 for each of the metrics listed above was:

•

Regulatory compliance – Adherence to regulatory and audit requirements with unqualified opinion from registered public accounting firm and satisfactory rating from regulatory authorities. This performance target was met in 2008.

•	Financial Reporting – Timely and accurate reporting to the SEC, FRB and board without adverse comment. This performance target was met in 2008.
•	Budget compliance – Compliance with division and department-specific budgets. This performance target was not met in 2008.
•	Credit quality – Maintain credit quality above the average of named peer group. This performance target was believed to have been met in 2008, but some peer group data is not yet available.
•	Asset growth – Average assets of $1.008 billion. In 2008, our average assets were $996.4 million, or 99.6% of the target.
•	Net income – Net income of $8.82 million. In 2008, our net income was $3.07 million. This performance target was not met in 2008.
•	Critical factors are at the individual level and in many cases include confidential information; however, all individual critical factors were achieved in 2008.

Although calculation of a bonus is based on a formula including specific metrics, payment of a bonus is discretionary. Under normal circumstances, members of Executive Management who had met some or all of their objectives would have received some portion of a bonus in 2008. However, because of unprecedented economic turbulence that affected the financial industry and the Company, Mr. Shearin proposed, and the Committee agreed, that no bonus be paid for 2008.

3.

Stock-Based Compensation—No options were granted to any of the named executives in 2008. The Company adopted FAS 123 in 2002 and has expensed all stock options from the implementation of our initial stock option plan. Because of changes in accounting rules effective in 2005 that require expensing of stock options, we believe that restricted stock awards, both time-vested and performance-vested, will be the preferred form of stock incentive for the future.

In 2007 Shareholders approved the 2007 Equity Compensation Plan which authorized the granting of up to 400,000 shares of Company stock in the form of options, stock grants, stock appreciation rights and other awards. The Committee approved restricted stock grants in 2007, but in light of general economic conditions and at the request of Mr. Shearin, none were awarded in 2008. Pursuant to this authorization, the Compensation Committee has developed metrics (same as annual bonus metrics above) and plans to make grants of restricted stock to the named executives in 2009. As discussed above the allocation between short-term and long-term and cash and non-cash compensation is determined by comparison to our named peer group. Consistent with the principle of pay for performance, one-half of the grants will vest if, and only if, either earnings per share or return on equity equals or exceeds the median of institutions in our peer group for the year ending December 31, 2011. The other half of the awards vest ratably (20% per year) over time of employment.

4.

Employment Agreements—Assuring the continued service of key executives is essential to the successful future of the organization. Employment agreements and management continuity agreements (which help retain key executives during a possible change of control situation) assist the Company by providing security to key executives. Base salary figures presented in the individual contracts below were determined by the executive’s base salary at the time that the contract was executed.

The Company and each of Joe A. Shearin, Joseph H. James, Ronald L. Blevins and James S. Thomas are parties to an employment agreement entered into as of January 1, 2008, March 4, 2008, March 4, 2008 and January 10, 2008, respectively. Mr. Shearin’s employment agreement provides for him to serve as our President and Chief Executive Officer and President of EVB and provides for an initial base salary of $285,000. His employment agreement is for a rolling three-year term. Mr. James’s employment agreement provides for him to serve in an executive officer capacity and provides for an initial base salary of $139,100. Mr. Blevins’s employment agreement provides for him to serve in an executive officer capacity and provides for an initial base salary of $122,000. Mr. Thomas’s employment agreement provides for him to serve in an executive officer capacity at an initial base salary of $126,500. The board of directors, in its discretion, may increase the base salary of each of Messrs. Shearin, James, Blevins and Thomas. The employment agreements with Messrs. James, Blevins and Thomas currently terminate on December 31, 2009; however, each December 31, the term of their employment agreements will be renewed and extended by one year, unless notice of termination has been provided prior to such time.

Each employment agreement may be terminated by the Company with or without cause. If the officer resigns for “good reason” or is terminated without “cause” (as those terms are defined in the employment agreement), however, he is entitled to receive a monthly payment equal to one-twelfth his rate of annual base salary in effect immediately preceding such termination for the remainder of the term of the agreement. If the officer’s employment terminates for good reason or without cause within one year of a change in control of us, he will be entitled to severance payments approximately equal to 299% of his annualized cash compensation for a period that precedes the change in control as determined under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

Each agreement also contains a confidentiality provision without a time limit and a covenant not to compete that is in effect while the individual is an officer and employee and for a 12-month period after the termination of his employment.

Each executive who currently has an agreement with the Company has entered into a “consent” letter agreement by which he or she accepts the terms and conditions imposed as part of the Company’s participation in the Capital Purchase Program under TARP and further agrees to make any additional conforming amendments to his or her employment or change of control agreement. Conditions of this “consent” letter are discussed later in this section.

5.

Perquisites—We provide perquisites in the form of personal commuting use of a company car to the CEO and COO, having an aggregate value not exceeding $10,000. We do not provide perquisites to other listed executives that are not generally available to all employees on a nondiscriminatory basis.

5.

Supplemental Retirement Benefits – We think that a supplemental retirement plan plays an important role in providing “pension equity” and in retaining key executives. We intend for employees generally, including key executives, to receive a combined retirement benefit from Social Security, qualified retirement plans of the Company and, if necessary, supplemental nonqualified arrangements approximating 70% of their pre-retirement income. For that reason, effective January 1, 2008 we adopted a supplemental Executive Retirement Plan which currently covers Mr. Shearin as its only participant, as his retirement benefit from other sources is projected to fall short of the replacement target. The Plan provides for a benefit at age 67 of $155,000. Full vesting occurs only at age 67, with partial vesting of approximately 5% for each year of service after age 52. Benefits are payable monthly for 15 years. There is no pre-retirement death benefit, but a beneficiary can be named to receive the remaining payments for the 15-year period after benefits have commenced.

The Company elected to participate in the United States Department of the Treasury’s Capital Purchase Program, commonly known as “TARP”. The Company issued shares of its preferred stock and a warrant to purchase 373,832 shares of our common stock at a price of $9.63 per share to the Treasury in return for $24 million.

As a condition to participating in the program, we agreed to several limits on executive compensation. First, our senior executive officers, including Messrs. Shearin, Blevins, James and Thomas agreed to a limit on severance pay in the event of an involuntary termination of employment. Generally, the limit is three times the executive’s average W-2 compensation in the five calendar years that precede an involuntary termination. Second, our senior executive officers agreed to a “clawback”, which will require repayment of any bonus or incentive compensation if it is later proven that the payment was based on statements of earnings, gains or other criteria that were materially inaccurate.

We also agreed to exclude incentives for the senior executive officers to take unnecessary and excessive risks that threaten the value of the Company. Finally, we agreed not to claim any federal income tax deduction for compensation in any year in excess of $500,000 to any senior executive officer.

Before electing to participate in the program, we carefully considered the foregoing limits and concluded that they are not inconsistent with, and would not unduly interfere with, our compensation philosophy or our compensation plans and programs.

On February 17, 2009 President Obama signed the American Recovery and Reinvestment Act of 2009, (“ARRA”) which imposes additional compensation restrictions on institutions that participate in the Capital Purchase Program. This law requires the Secretary of the Treasury to establish compensation standards, including the following:

•	Limits on compensation that exclude incentives for senior executive officers to take unnecessary and excessive risks that threaten the value of the institution;

•

Provisions for the recovery of any bonus, retention award or incentive compensation paid to a senior executive officer and any of the next 20 most highly compensated employees based on statements of earnings, revenues, gains or other criteria later found to be materially inaccurate; and

•

A prohibition on payments to a senior executive officer or any of the next five most highly compensated employees for departure from the institution for any reason, except payment for services performed or benefits accrued.

The first two of these required standards are substantially the same as those to which we and our senior executive officers agreed before we decided to participate in the Capital Purchase Program. The third standard goes well beyond the Capital Purchase Program requirements in that it completely prohibits most severance payments. This standard is inconsistent with our obligations to Messrs. Shearin, Blevins, James and Thomas under employment agreements.

Additionally, the ARRA requires the Secretary of the Treasury to prohibit certain bonuses, retention awards and incentive compensation. In our case the prohibition would apply to Mr. Shearin. It would limit such compensation to one-third of total annual compensation and it could be paid only in the form of restricted stock that does not vest until we have returned all Capital Purchase Program funds to the Treasury.

The Secretary of the Treasury has not issued regulations that implement these provisions of the ARRA. Consequently, it is premature for us to predict how this new law may force us to change our compensation plans and policies.

Conclusion—During 2009, we anticipate that the Committee, with assistance from independent consultants, will continue its ongoing administration and evaluation of our executive compensation approach consistent with our philosophy which aligns with our business plan.

Compensation Committee Report

The Compensation Committee of the EVB Board of Directors consists entirely of independent directors. The Compensation Committee is composed of Chairman Howard R. Straughan, Jr., F. L. Garrett, III, Ira C. Harris, Ph.D./CPA, Eric Johnson, and Leslie E. Taylor. The Committee administers the Bank’s executive compensation program and establishes the compensation of the Bank’s executive officers.

The Committee reviewed management’s Compensation Discussion and Analysis (“CDA”) and based on that review, the Committee recommended to the Board of Directors that the CDA be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC.

The Committee certifies that it has reviewed with the Senior Risk Officer within 90 days of the Department of Treasury’s purchase of preferred stock of the Company under the Capital Purchase Program the incentive compensation arrangements of the “Senior Executive Officers” (SEOs) to ensure that such arrangements do not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the Company.

This report is submitted on February 17, 2009 by the members of the Compensation Committee of the Board of Directors of EVB.

The Compensation Committee

Howard R. Straughan Jr., Chairman	F. L. Garrett, III
Eric Johnson	Ira C. Harris

Leslie E. Taylor

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of the Company or any of our subsidiaries. In addition, there are no compensation committee interlocks with other entities with respect to any such member. The CEO attends Committee meetings that discuss matters not directly related to the CEO, but is not a voting member of the Committee.

Compensation

The following table shows, for the fiscal years ended December 31, 2008, 2007 and 2006, the total compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the “named executive officers” in all capacities in which they served:

Material terms of Plans that govern awards included in the summary compensation table, the relationship of salary and bonus to total compensation and material terms of certain employment agreements including post-termination payments are discussed in the “Compensation Discussion and Analysis”.

Summary Compensation Table

						Change in
						Pension
						Value and
						Nonqualifed
						Deferred
				Stock	Option	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Awards	Awards	Earnings	Compensation	Total
				(1)	(2)	(3)	(4)
Joe A. Shearin	2008	$ 299,550	$ -	$ 8,625	$ 15,723	$ 11,982	$ 8,617	$ 344,497
President and Chief Executive	2007	$ 278,427	$ 68,329	$ -	$ 23,386	$ 26,778	$ 4,889	$ 401,809
Officer and director of the	2006	$ 267,343	$ 72,816	$ -	$ 20,389	$ 18,048	$ 9,001	$ 387,597
Company and EVB

Ronald L. Blevins	2008	$ 128,667	$ -	$ 3,450	$ 10,153	$ 67,174	$ 6,873	$ 216,317
Chief Financial Officer of the	2007	$ 124,482	$ 24,058	$ -	$ 13,558	$ 51,821	$ 4,136	$ 218,055
Company and Executive Vice	2006	$ 117,043	$ 21,988	$ -	$ 10,823	$ 37,012	$ 3,822	$ 190,688
President of EVB

Joseph H. James, Jr.	2008	$ 144,337	$ -	$ 3,450	$ 10,153	$ 10,910	$ 7,711	$ 176,561
Chief Operations Officer of the	2007	$ 136,122	$ 27,013	$ -	$ 13,558	$ 27,980	$ 4,832	$ 209,505
Company and Executive Vice	2006	$ 132,841	$ 28,587	$ -	$ 10,823	$ 16,711	$ 4,391	$ 193,353
President of EVB

James S. Thomas	2008	$ 129,717	$ -	$ 3,450	$ 8,766	$ 5,774	$ 6,942	$ 154,649
Executive Vice President -	2007	$ 118,967	$ 24,554	$ -	$ 9,489	$ 18,699	$ 4,357	$ 176,066
Chief Credit Officer of EVB	2006	$ 115,314	$ 24,391	$ -	$ 5,945	$ 12,785	$ 3,885	$ 162,320

(1) No restricted stock was granted to the named executives in 2008. The award figure shown above is the compensation expense recognized by the Company under FAS 123R for the 2007 late December award.

(2) No stock options were granted to the named executives in 2008 or 2007. The award figure shown above is the compensation expense recognized by the Company under FAS 123R for options granted in 2004, 2005 and 2006.

(3) The change in pension value for 2008 is based on a report by an independent actuarial firm. There are no deferred compensation agreements with any of the named executive officers.

(4) All Other Compensation includes the Company's 401-k match for 2008, 2007 and 2006. The value of perquisites for each executive does not exceed $10,000.

Stock Incentive Plan

The Company’s 2003 Stock Incentive Plan and 2007 Equity Compensation Plan provide for the granting of both incentive and non-qualified stock options and restricted stock awards to executive officers, key employees and directors of the Company and its subsidiaries. Terms of these Plans were disclosed in the Company’s 2003 Proxy Statement for the 2003 Stock Incentive Plan as filed with the Commission on March 24, 2003 and the 2007 Proxy Statement for the 2007 Equity Compensation Plan as filed with the Commission on March 21, 2007.

Grants of Plan-Based Awards

We did not make any option grants or any other equity or non-equity incentive awards, to our named executive officers during 2008.

Outstanding Equity Awards at December 31, 2008

	Outstanding Equity Awards at December 31, 2008
		Option Awards				Stock Awards

								Incentive Plan Awards
							Market		Market or
						Number of	Value of	Number of	Payout Value
						Shares or	Shares or	of Unearned	of Unearned
		Number of Securities				Units of	Units of	Shares, Units	Shares, Units
		Underlying unexercised		Option	Option	Stock That	Stock That	or Other Rights	or Other Rights
	Grant	Options (1)		Exercise	Expiration	Have Not	Have Not	That Have	That Have
Name	Date	Exercisable	Unexercisable	Price	Date	Vested (2)	Vested (4)	Not Vested (3)	Not Vested (4)
Joe A. Shearin	4/1/2002	1,995	-	$ 16.10	4/1/2012	2,000	$ 17,620	2,500	$ 22,025
	9/15/2013	3,165	-	28.60	9/15/2013
	7/1/2004	4,000	-	19.915	7/1/2014
	7/1/2005	-	4,862	20.565	7/1/2015
	10/1/2006	-	4,725	21.16	10/1/2016

Ronald L. Blevins	4/1/2002	1,100	-	$ 16.10	4/1/2012	800	7,048	1,000	8,810
	9/15/2013	1,300	-	28.60	9/15/2013
	7/1/2004	2,000	-	19.915	7/1/2014
	7/1/2005	-	3,000	20.565	7/1/2015
	10/1/2006	-	3,500	21.16	10/1/2016

Joseph H. James, Jr.	4/1/2002	1,100	-	$ 16.10	4/1/2012	800	7,048	1,000	8,810
	9/15/2013	1,300	-	28.60	9/15/2013		-
	7/1/2004	2,000	-	19.915	7/1/2014		-
	7/1/2005	-	3,000	20.565	7/1/2015		-
	10/1/2006	-	3,500	21.16	10/1/2016		-
							-
James S. Thomas	7/1/2004	1,000		$19.915	7/1/2014	800	7,048	1,000	8,810
	7/1/2005		2,500	20.565	7/1/2015
	10/1/2006		3,500	21.16	10/1/2016

(1) All option grants vest four years after the date of grant. For options expiring in 2012, the vesting date was April 1, 2006.
For options expiring in 2013, the vesting date was September 15, 2007. For options expiring in 2014, 2015 and 2016, respectively, the vesting dates are July 1, 2008, July 1, 2009 and October 1, 2010, respectively.

(2) These restricted stock awards will vest ratably (25% per year) over four years, beginning December 20, 2009, except that all remaining shares will vest for an individual upon their retirement at age 65 or later.

(3) These restricted stock awards will vest June 30, 2010 if, and only if, either earnings per share reaches $1.78 or return on equity equals or exceeds 14.4% for the year ended December 31, 2009.

(4) The market value of restricted stock is based on the $8.81 closing price of a share of our Common Stock as reported on the NASDAQ Global Market on December 31, 2008.

The following table indicates outstanding equity awards to the named executive officers as of December 31, 2008.

Option Exercises and Stock Vested

The named executive officers did not acquire any shares upon exercise of an option in 2008.

Equity Compensation Plan

The following table summarizes information as of December 31, 2008, relating to our 2003 Stock Incentive Plan, pursuant to which grants, restricted stock awards or options to acquire shares of common stock may be granted from time to time. The 2007 Equity Compensation Plan which authorizes 400,000 shares of stock has not had any shares granted as of December 31, 2008.

			Number of Securities
			Remaining Available
	Number of Securities to Be	Weighted Average	for Future Issuance
	Issued upon Exercise of	Exercise Price of	Under Equity
Plan Category	Outstanding Options	Outstanding Options	Compensation Plans (1)
Equity Compensation Plans
Approved by Shareholders
2003 Stock Incentive Plan (2)	304,312	19.49	35,443
2007 Equity Compensation Plan(3)		-	400,000
Equity Compensation Plans
Not Approved by
Shareholders (4)	-	-	-
Total	304,312	$ 19.49	435,443

(1) Amounts exclude any securities to be issued upon exercise of outstanding options.
(2) The 2003 Stock Incentive Plan, amending and restating the 2000 Stock Option Plan, permits grants of stock options and restricted stock awards up to 400,000 shares and includes outstanding grants under the 2000 Stock Option Plan.
(3) The 2007 Equity Compensation Plan permits grants of stock options and restricted stock awards up to 400,000 shares.
No shares have been granted under this Plan.
(4) We do not have any equity compensation plans that have not been approved by shareholders.

Pension Benefits Table

The Company has a defined-benefit pension plan provided through the Virginia Bankers Association Insurance Trust. Benefits are based on an employee's final five year average salary at the time of retirement, normally at age 65. All active, full-time employees of the Company and its subsidiaries were eligible to participate in the plan through December 31, 2007 at age 21 with one year of service. Employees do not contribute to the plan, and a participant becomes 100% vested upon completion of five years of service. Employees of predecessor Hanover Bank as well as EVB Investments, Inc. became eligible to participate in the Plan as of October 1, 2003. Directors who are full-time employees are eligible for participation. The Company filed an 8-K with the SEC on February 4, 2008 reporting that it had amended its Defined Benefit Pension Plan on January 28, 2008. Under the terms of the amended Plan, balances under the Plan were frozen on December 31, 2007 for all Plan participants except that participants who were then age 55 or greater or had at least 10 years of service with the Company on October 1, 2007 will remain in the existing Plan and will receive future contributions. Named executive Blevins will remain in the Plan while the balances for James, Thomas and Shearin were frozen as of December 31, 2007. The present value of the accumulated benefit as listed below was calculated by our pension actuary HRH Consulting (Hilb Rogal & Hobbs) based on the assumptions listed below:

1.	discount rate 6.25% per year
2.	R P 2000 mortality table

The actuarial benefits for the named executive officers as of December 31, 2008 are presented in the table below:

Pension Benefits - Fiscal Year 2008
		Number of
		Years	Present Value	Payments
		Credited	of Accumulated	During Last
Name	Plan Name	Service (2)	Benefit	Fiscal Year
Joe A. Shearin	(1)	6	$ 112,877	$ -
Ronald L. Blevins	(1)	8	238,655	-
Joseph H. James, Jr.	(1)	7	104,682	-
James S. Thomas	(1)	4	57,480	-

(1) VBA Master Defined Benefit Plan for Eastern Virginia Bankshares, Inc.
(2) Named executives other than Blevins had their service years frozen at 2007 year end.

Potential Payments Upon Termination or Change in Control

Shown below are the estimated amounts which would have been payable under the four employment agreements in effect at December 31, 2008 if the executives had terminated (i) other than for cause and (ii) following a change of control as of December 31, 2008. Our employee contracts do not provide non-discriminatory benefits upon voluntary termination, death, disability or change in control other than that disclosed below. We do provide non-discriminatory life insurance benefits and provide disability coverage that employees can purchase at a group rate. Payment for termination without cause would be paid at the rate of one-twelfth (1/12) of base salary in each month for the remainder of the term of the agreement. If employment is terminated without cause or the employee resigns for good reason within one year after a change in control, the amount payable will be paid in a lump sum on or prior to the last day of employment or, at the employee’s option, in equal monthly installments for the remainder of the term of the agreement. Appropriate levels of employee agreement potential payments were based on an evaluation of what is appropriate in the community banking industry with particular focus on competitor banking companies in Virginia. Potential payments upon termination or change in control do not influence decisions regarding any element of compensation. There are material conditions and obligations applicable to payments upon termination or change in control as outlined under “Executive Compensation”. For additional information regarding employment agreements, see “Executive Compensation” above.

		Before	After
		Change in	Change in
		Control	Control
		Termination	Termination
		Without	Without
		Cause or for	Cause or for
Name	Benefit	Good Reason	Good Reason
Joe A. Shearin	Post termination compensation	$ 906,300	$ 948,537
	Early vesting of restricted stock	-	39,645
	Early vesting of stock options	-	-
		$ 906,300	$ 988,182

Ronald L. Blevins	Post termination compensation	$ 130,000	$ 362,551
	Early vesting of restricted stock	-	15,858
	Early vesting of stock options	-	-
		$ 130,000	$ 378,409

Joseph H. James	Post termination compensation	$ 145,100	$ 447,266
	Early vesting of restricted stock	-	15,858
	Early vesting of stock options	-	-
		$ 145,100	$ 463,124

James S. Thomas	Post termination compensation	$ 130,000	$ 359,523
	Early vesting of restricted stock	-	15,858
	Early vesting of stock options	-	-
		$ 130,000	$ 375,381

The severance and change in control payments discussed above will be limited by the statutes and regulations that apply to the Company as a consequence of the Company’s participation in TARP. These limitations will only apply so long as the Treasury’s investment in our preferred stock remains outstanding.

Certain Relationships and Related Transactions

Some of the directors and officers of the Company are at present, as in the past, customers of the Company, and the Company has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates, on deposits and interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectibility or present other unfavorable features. The balance of loans to directors and executive officers of the Company and EVB totaled $11.3 million at December 31, 2008, or 14.5% of the Company’s equity capital at that date.

There were no other transactions during 2008 between the Company’s directors or officers and the Company, nor are there any proposed transactions in which the amount involved exceeds $120,000. Additionally, there are no legal proceedings to which any director, officer or principal shareholder, or any affiliate thereof are a party that is adverse to the Company or any of its subsidiaries or involve a material interest adverse to the Company or any of its subsidiaries. Loans to related parties are approved by the EVB Board with the related party not present.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC AUDITORS

The Board of Directors has, upon recommendation by the Company’s Audit Committee, appointed the firm of Yount, Hyde & Barbour, P.C. as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2009. Yount, Hyde & Barbour, P.C. audited the financial statements of the Company for the year ended December 31, 2008.

Representatives of Yount, Hyde & Barbour, P.C. are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

AUDIT INFORMATION

Fees of Independent Registered Public Accounting Firm

Audit Fees. The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2008 and 2007, and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for those fiscal years were $124,550 for 2008 and $123,550 for 2007.

Audit Related Fees. The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services and other consulting and research regarding financial accounting and reporting standards that are reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under the heading “Audit Fees” above were $6,228 in 2008 and $2,298 in 2007.

Tax Fees. The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2008 and December 31, 2007 were $7,750 and $7,300, respectively. During 2008 and 2007, these services included preparation of federal and state income tax returns.

All Other Fees. There were no other fees billed by Yount, Hyde & Barbour, P.C. during the fiscal years ended December 31, 2008 and December 31, 2007.

Independent Public Accountants’ Fee Table

	2008		2007
	Fees	Percentage	Fees	Percentage

Audit fees	$ 124,550	89.9%	$ 123,550	92.8%
Audit-related fees	6,228	4.5%	2,298	1.7%
Tax fees	7,750	5.6%	7,300	5.5%
All other fees	-	0%	-	0%
	$ 138,528	100%	$ 133,148	100%

Pre-Approved Services

All services not related to the annual audit and quarterly review of the Company’s financial statements, as described above, were pre-approved by the Audit Committee, which concluded that the provision of such services by Yount, Hyde & Barbour, P.C. was compatible with the maintenance of that firms’ independence in the conduct of their auditing functions. The Audit Committee’s Charter, which was attached as Appendix B to the 2007 Proxy Statement, provides for pre-approval of audit, audit-related, tax and other services. The Charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Report of the Audit Committee

The Audit Committee of the Company consists entirely of directors who meet the independence requirements of the NASDAQ listing standards. The Audit Committee is composed of Chairman Leslie E. Taylor, CPA, F. Warren Haynie, Jr., Charles R. Revere, Howard R. Straughan, Jr. and Ira C. Harris, Ph.D. The Audit Committee operates under a written charter adopted by the Board of Directors.

The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

The Board of Directors has determined that Audit Committee Chairman Leslie E. Taylor, CPA, fulfills the applicable standard as an independent financial expert serving on the Audit Committee.

The Audit Committee met a total of 11 times during 2008. During the course of those meetings, the Audit Committee:

1.

Discussed with the independent auditor the independent auditor’s independence from the Company, including the provision of tax and other non-audit services to the Company and the matters required to be discussed by Statement of Auditing Standards No. 67, as amended, (Communications with Audit Committees) and has concluded that the independent auditor is independent from the Company and its management.

2.	Reviewed and discussed with management and the internal auditor the audited financial statements for the year ended December 31, 2008.
3.

Reviewed with the independent auditor the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees), as currently in effect.

4.	Reviewed and discussed with the independent auditor the overall scope and plans for their respective audits.
5.	Discussed with the Company’s internal auditor, the scope and plans for their internal audit work, and received and discussed regular reports on the status of the audit work completed.
6.	Reviewed Internal Audit services provided by the firm of Fowler and Associates on an outsourced basis for the year 2008.
7.	Met with Examiners of the Federal Reserve to review findings of the “Audit Inspection” performed by the Examiners in March 2008.
8.	Received regular updates on the status of the Company’s on-going compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

9.	Monitored on-going “whistleblower” procedures in compliance with Section 301 of the Sarbanes-Oxley Act of 2002.
10.	Provided Board oversight over the establishment of comprehensive risk management programs throughout the organization.
11.

Maintained a direct reporting relationship with the Chief Risk Officer of the Company, and received status reports at each meeting related to other on-going risk management activities within the organization, including but not limited to: internal control self-assessment, credit review, compliance, and regulatory activities within the organization.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

This report is submitted on March 3, 2009, by the members of the Audit Committee of the Board of Directors.

The Audit Committee

Leslie E. Taylor, CPA, Chairman	Howard R. Straughan, Jr.
F. Warren Haynie, Jr.	Ira C. Harris, Ph.D.

Charles R. Revere

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING OF SHAREHOLDERS

Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2010 annual meeting of shareholders must cause such proposal to be received, in proper form, at the Company’s principal executive offices at P. O. Box 1455, 330 Hospital Road, Tappahannock, Virginia 22560, no later than November 16, 2009, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting. The Company presently anticipates holding the 2010 annual meeting of shareholders on Thursday, April 15, 2010.

The Company’s Bylaws also prescribe the procedure a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings outside of the proxy statement process. For a shareholder to nominate a candidate for director at the 2010 annual meeting of shareholders, notice of nomination must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the 2010 annual meeting. The notice must describe various matters regarding the nominee and the shareholder giving the notice. For a shareholder to bring other business before the 2010 annual meeting of shareholders, notice must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the 2010 annual meeting. The notice must include a description of the proposed business, the reasons therefor, and other specified matters. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company. Based upon an anticipated date of April 15, 2010 for the 2010 annual meeting of shareholders, the Company must receive any notice of nomination or other business no later than February 14, 2010 and no earlier than January 15, 2010.

OTHER MATTERS

THE COMPANY’S 2008 ANNUAL REPORT TO SHAREHOLDERS (“THE ANNUAL REPORT”), WHICH INCLUDES A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008, AND THE COMPANY’S FINANCIAL STATEMENTS AS FILED WITH THE COMMISSION, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR 2008 FILED WITH THE COMMISSION, EXCLUDING EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE CORPORATE SECRETARY, WHOSE ADDRESS IS P.O. BOX 1455, 330 HOSPITAL ROAD, TAPPAHANNOCK, VIRGINIA 22560. THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIAL.

[FORM OF PROXY]

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY EASTERN VIRGINIA BANKSHARES, INC.				For	With- hold	For All Except
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.			1.	TO ELECT AS DIRECTORS ALL TEN NOMINEES LISTED BELOW.		☐	☐	☐

The undersigned hereby appoint(s) F.Warren Haynie, Jr. and William L. Lewis,jointly and severally, proxies, with full power to act alone, and with full power of substitution to represent the undersigned and to vote, as designated below, all the shares of common stock of Eastern Virginia Bankshares, Inc. that the undersigned would be entitled to vote as of April 6, 2009, at the annual meeting of shareholders to be held on May 21, 2009, at Indian Creek Yacht &Country Club, 362 Club Drive, Kilmarnock, Virginia, at 4:00 P.M. or any adjournment thereof.

				W. Rand Cook Joe A. Shearin F. Warren Haynie, Jr. J. T. Thompson, III	Charles R. Revere Ira C. Harris Leslie E. Taylor	F. L. Garrett, III Howard R. Straughan, Jr. William L. Lewis
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

			2.	To approve the following advisory (non-binding) proposal: RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in this proxy statement pursuant to the Rules of the Securities and Exchange Commission.
				FOR 	AGAINST 	ABSTAIN 
			3.	To approve an amendment to Sectio 2.2 of the Bylaws to establish a variable range for the size of the Board of Directors from ten (10) to fourteen (14) persons.
				FOR 	AGAINST 	ABSTAIN 

			4.	To act upon such other matters as may properly come before the meeting or any adjournment thereof. As of the date of this Proxy, management has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matter properly comes before the Annual Meeting, the personsnamed in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
Please be sure to sign and date this Proxy in the box below.		Date
				If you plan to attend the Annual Meeting of Shareholders in person, please indicate the number of individuals planning to attend.______			g	☐
	Shareholder sign above	Co-holder (if any) sign above

+								+

¿        Detach above card, sign, date and mail in postage paid envelope provided.        ¿

EASTERN VIRGINIA BANKSHARES, INC.

c/o Registrar and Transfer

10 Commerce Drive

Cranford, NJ 07016

Please sign exactly as stock is registered. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN

THE PROXY CARD USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

______________________________

______________________________

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PROXY MATERIALS ARE AVAILABLE ON-LINE AT: http://www.cfpproxy.com/5612